Exhibit 99.1

LUDUSON G INC

(Incorporated in Delaware)

MINUTES OF ALL DIRECTORS

HELD AT REGISTERED OFFICE ON 25th MAY 2023

We, being all the Directors for the time being of LUDUSON G INC by virtue of the authority conferred upon us in accordance with the Delaware Limited Liability Company Act do hereby agree and confirm that the following resolution shall be treated as valid and effectual as if it had been passed at a Meeting of the Board of the Directors duly convened and held.

RESOLVED:

Change of Directors and Officers

WHEREAS

A.	Ka Leung WONG (" WON G") will resign from all posts be replaced by Man Fai CHENG ("CHENG") as the Director and CEO of the Company with immediate effect;
B.	Lan CHAN ("CHAN") will resign from all posts and be replaced by Eng Wah KUNG ("KUNG ") as the Secretary, Director and CFO of the Company with immediate effect;
C.	Lap Yan CHEUNG ("CHEUNG") will be appointed as the Director and COO of the Company with immediate effect;
D.	Ho Chi WAN ("WAN" ) will be appointed as the Director and non-executiveChairman of the Company with immediate effect.

NOW THEREFORE, BE AND IT IS HEREBY RESOLVED THAT:

1.	The following confirmed updated list of officers and directors of the Company:

NAME	POSITION
Man Fai CHENG	Director AND CEO
Eng Wah KUNG	Director, CFO AND Secretary
Lap Yan CHEUNG	Director AND COO
Ho Chi WAN	Director AND Non-ExecutiveChairman

2.	any one director or officer of the Company be and is hereby authorized and directed, for and in the name of the Company, to do all such acts and things as the director or officer may determine to be necessary or advisable in connection with the foregoing resolutions, including the execution of any document (whether under the seal of the Company or otherwise) or the doing of any such other act or thing being conclusive evidence of such determination; and

3.	an electronic transmission hereof signed by the person named below will be sufficient to establish the signature of that person and to constitute the consent In writing of that person to the foregoing resolutions and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth above.

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/s/ Man Fai CHENG	/s/ Ka Leung WONG
Man Fai CHENG	Ka Leung WONG
(Successor Director and CEO)	(Predecessor Director and CEO)

/s/ Eng Wah KUNG	/s/ Lan CHAN
Eng Wah KUNG	Lan CHAN
(Successor Director, CEO and Secretary)	(Predecessor Director, COO and CFO
and Secretary)

/s/ Lap Yan CHEUNG
Lap Yan CHEUNG
(Successor Director and COO)

/s/ Ho Chi WAN
Ho Chi WAN
(Successor Director and Non-Executive Chairman)

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